[LETTERHEAD OF CALLAGHAN NAWROCKI LLP]


June 30, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Internet Holdings, Inc. dated June 30, 2000 and agree with the statements contained therein.

Very truly yours,

/s/ Callaghan Nawrocki LLP
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Callaghan Nawrocki LLP